ETHYL CORPORATION

				   BY-LAWS

				  ARTICLE I.

			    Meeting of Stockholders

     Section 1. Places of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation in the City of Richmond, Virginia, or at such other place, either within or without the State of Virginia, as may, from time to time, be fixed by the Board of Directors.

     Section 2. Annual Meetings. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on the fourth Thursday in April, at 11 o'clock in the forenoon, Richmond, Virginia time, or at such other date and at such other time as the Board of Directors of the Corporation may designate from time to time.

     Section 3.     Special Meetings.  Special meetings of
stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board who is most senior in service with the Corporation or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 4. Notice of Meetings. Notice of the time and place of every meeting of the stockholders shall be mailed at least ten (10) days and not more than sixty (60) days previous thereto to each stockholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present.

     Section 5. Quorum. Any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

     Section 6. Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not exceeding seventy (70) days prior to the meeting.

     Section 7. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each.
Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with.

     Section 8. Stockholder Proposals. To be properly brought before an annual meeting of stockholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than sixty (60) days in advance of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     In the event that a stockholder attempts to bring business before an annual meeting without complying with the provisions of this
Section 8, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

     No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8, provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.



				 ARTICLE II.

				  Directors

     Section 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law or by the Articles of Incorporation, or by these By-Laws, all of the powers of the Corporation shall be vested in such Board.

     Any contract to which the Corporation is a party that is (i) not in the ordinary course of business or (ii) is in the ordinary course of business and involves a commitment by the Corporation of more than $100,000 and is not executed by the Chairman of the Board or the Vice Chairman of the Board most senior in service with the Corporation, must be approved by the Board of Directors or the Executive Committee, or in accordance with the policy adopted by the Board of Directors or the Executive Committee, prior to delivery.

     Section 2. Number of Directors. The Board of Directors shall be seven (7) in number.

     Section 3.     Election of Directors.

     (a) Directors shall be elected at the annual meeting of stockholders.

     (b) Directors shall hold their offices until their successors are elected. Any director may be removed from office by a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected.

     (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

     (d)  A majority of the number of directors fixed by these By-
Laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call by the Chairman by the Board or by the Vice Chairman of the Board who is most senior in service with the Corporation, and the Secretary or officer performing the Secretary's duties shall give not less than twenty-four (24) hours' notice by letter, telegraph or telephone of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed by resolution of the Board, a reasonable fee and expenses for attendance of all meetings.

     Section 5. Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

				 ARTICLE III.

				  Committees

     Section 1. Executive Committee. The Board of Directors shall, by vote of a majority of the number of directors fixed by these By-Laws, designate an Executive Committee which shall consist of two or more directors, including the Chairman of the Board, any Vice Chairman of the Board and the President. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors or until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors.

     Section 2. General Powers. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

     Section 3. Meetings of the Executive Committee. Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call by the Chairman of the Executive Committee or the Chairman of the Board or by the Vice Chairman of the Board most senior in service with the Corporation. Not less than twelve (12) hours' notice shall be given by letter, telegraph or telephone of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting.

     Section 4. Bonus, Salary and Stock Option Committee. The Board of Directors, at its regular annual meeting, shall designate a Bonus, Salary and Stock Option Committee which shall consist of three or more directors who shall not be eligible for bonus, stock option or stock appreciation rights. In addition, the Board at any time may designate one or more alternate members of such Committee who shall be directors not eligible for bonus, stock option or stock appreciation rights who may act in place of any absent regular member upon invitation by the Chairman or Secretary of the Committee.

     With respect to bonus, the Bonus, Salary and Stock Option Committee shall have and may exercise the powers to determine the amounts annually available for bonus pursuant to any bonus plan or formula approved by the Board, to determine the various bonus awards and to exercise such further powers with respect to bonus as may from time to time be conferred by the Board of Directors.

     With respect to salary, Bonus, Salary and Stock Option
Committee shall have and may exercise the power to fix and determine from time to time all salaries at a rate in excess of $6,900 per month or such higher figure as it may from time to time set as the salary figure for automatic review for bonus consideration, and such further powers with respect to salary as may from time to time be conferred by the Board of Directors.

     The Bonus, Salary and Stock Option Committee shall exercise such powers with respect to the retention and fees of consultants and the continuance of employees in the employ of the Company past their normal retirement date as may from time to time be conferred by the Board of Directors.

     The Bonus, Salary and Stock Option Committee shall administer the Corporation's Incentive Stock Option Plan (the Plan) and from time to time may grant consistent with the Plan stock options and stock appreciation rights.

     Section 5.     Vacancies and Procedure.  Vacancies in the
Bonus and Salary Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time.

     The Bonus and Salary Committee shall fix its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Bonus and Salary Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

     Section 6. Audit Committee. The Board of Directors at its regular annual meeting shall designate an Audit Committee which shall consist of three or more directors whose membership on the Committee shall meet the requirements set forth in the rules of the New York Stock Exchange as amended from time to time. Vacancies in the Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the committee, and members shall be subject to removal by the Board at any time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Committee shall meet at least twice a year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year. The Committee shall also oversee the activities of the Corporation's internal audit program.

     Section 7. Nominating Committee. The Board of Directors shall designate a Nominating Committee which shall consist of three or more directors. The Committee shall make recommendations to the Board regarding nominees for election as directors by the stockholders at each Annual Stockholders' Meeting and make such other recommendations regarding tenure, classification and compensation of directors as the Committee may deem advisable from time to time.
The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.

     Section 8. Other Committees of Board. The Board of Directors, by resolution duly adopted, may establish such other committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     Section 9. Ex-Officio Members. An officer designated as an ex officio member of a Committee shall be entitled to attend meetings, but shall not have the power to vote unless such officer is specifically designated as a voting member of such Committee.

     Section 10. Management Committees. The chief executive officer of the Corporation from time to time may delegate to the Executive Committee or any other committee of the Board of Directors, or to such committees as he may establish for the purpose, such of his management functions as chief executive officer as he may deem advisable in the best interest of the Corporation. The members, terms, authority and procedures of such committees in exercising management functions shall be as designated by the chief executive officer.

     When exercising management functions so delegated, reports as to action taken by such committees need not be submitted to the Board except where the chief executive officer deems it advisable as a matter of general information.

     Section 11. Advisory Committee to Chief Executive Officer. The Chief Executive Officer may establish such advisory committees as he may deem advisable to assist him in the administration and management of the business of the Corporation; such committees shall consist of officers, employees or consultants to be appointed by the Chief Executive Officer who shall serve for such terms and have such authority as may be designated by the Chief Executive Officer.


				 ARTICLE IV.

				  Officers

     Section 1.1 Election. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Chairmen of the Board, a Chairman of the Executive Committee, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers as are provided for in
Section 3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Chairman of the Board, the President, any Vice Chairman of the Board and the Chairman of the Executive Committee shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

     Section 2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of directors fixed by these By-Laws.
Vacancies may be filled at any meeting of the Board of Directors.

     Section 3. Other Officers. Other officers may from time to time be elected by the Board, including one or more Assistant
Secretaries and Assistant Treasurers, and one or more Divisional
Presidents and Divisional Vice Presidents (any one or more of whom may be designated as Divisional Executive Vice Presidents or Divisional Senior Vice Presidents).

     Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

     Section 5.     Duties of the Chairman of the Board.  The
Chairman of the Board shall be the chief executive officer of the Corporation and shall serve as Chairman of the Executive Committee with the power to vote and, except as otherwise provided in these By-Laws or the resolutions establishing such committees, he shall be ex officio a member of all other committees of the Board. He shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. In the incapacity or absence of the President, the Chairman of the Board shall perform the duties and have the authority of the President. He may appoint advisory committees as provided in Section 8 of Article III. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 6. Duties of any Vice Chairman of the Board. Each Vice Chairman of the Board shall perform the duties incident to the office of the Vice Chairman of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board. The Vice Chairman of the Board who is most senior in service with the Corporation shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board. Any Vice Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

     Section 7. Duties of the President. The President shall be the chief operating officer and chief administrative officer of the Corporation, shall be responsible for the execution of the policies of the Board of Directors and shall have general direction and supervision over the business of the Corporation and its several officers, subject to the Chairman of the Board and the Board of Directors. He shall serve as a member of the Executive Committee with the power to vote, and except as otherwise provided in these By-Laws or the resolutions establishing such committees, he shall be ex officio a member of all other committees of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

     Section 8.     Duties of the Vice President.  Each Vice
President of the Corporation (including any Executive Vice President and Senior Vice President) shall have powers and duties as pertain to the office of the Vice President and as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President and the Chairman of the Board. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

     Section 9. Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President, a Vice Chairman of the Board or the Chairman of the Executive Committee.

     Section 10. Duties of the Controller. The Controller shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit at the office of the Corporation his accounts and records to any of the directors of the Corporation at any time upon request; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law.

     Section 11. Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors, the Executive Committee and other Committees of the Board, and the stockholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served;
shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-Laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law
(except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President, a Vice Chairman of the Board or the Chairman of the Executive Committee.

     Section 12. Duties of Divisional Officers. Divisional Presidents and Divisional Vice Presidents shall be deemed to be officers of the Corporation whose duties and authority shall relate only to the Division by which they are employed, and they may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments authorized by the Board that relate only to the business and properties of such Division. Other divisional officers may be designated from time to time by the Board of Directors and shall serve at the pleasure of the Board and have such duties as may be assigned by the Board. Such officers shall be officers of the respective divisions but shall not be deemed to be officers of the Corporation.

     Section 13. Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board, the President, a Vice Chairman of the Board or the Chairman of the Executive
Committee.




				 ARTICLE V.

			       Capital Stock

     Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     Section 2.     Lost, Destroyed and Mutilated Certificates.
Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     Section 4.     Fixing Record Date.  For the purpose of
determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section such determination shall apply to any adjournment thereof.




				 ARTICLE VI.

			  Miscellaneous Provisions

     Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center of the words "Incorporated - February 15, 1887" and between two concentric circles around the margin the words "Ethyl Corporation - A Virginia Corporation".

     Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st in each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.

     Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors;
and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series of the shares being held.

     Any person who shall have been a stockholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five per cent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of stockholders and to make extracts therefrom. Upon the written request of any stockholder, the Corporation shall mail to such stockholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

     The Board of Directors shall, subject to provisions of the foregoing paragraph of this section, to the provisions of Section 7 of
Article I and to the laws of the State of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.

     Section 4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     Section 5. Amendment of By-Laws. These By-Laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed by these By-Laws. The stockholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any By-Laws and to enact By-Laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     Section 6.     Voting of Stock Held.  Unless otherwise
provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, and Vice Chairman of the Board or the President shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any of such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the Chairman of the Board or the Vice Chairman of the Board who is most senior in service with the Corporation may attend in person any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

     Section 7. Restriction on Transfer. To the extent that any provision of the Rights Agreement between the Corporation and Sovran Bank, N.A., as Rights Agent, dated September 24, 1987, is deemed to constitute a restriction on the transfer of any securities of the corporation, including without limitation, the Rights, as defined therein, such restriction is hereby authorized by the By-Laws of the corporation.

     Section 8. Control Share Acquisitions Statute. Article 14.1 of the Virginia Stock Corporation Act ("Control Share Acquisitions") shall not apply to acquisitions of shares of this Corporation.